Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-167016 and 333-122934 on Form S-8 of our reports dated February 28, 2011 relating to the consolidated financial statements of Wright Express Corporation and the effectiveness of Wright Express Corporation’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Wright Express Corporation for the year ended December 31, 2010.
/s/ Deloitte & Touche LLP
Boston, Massachusetts
February 28, 2011